November 6, 2001

Del Monte Corporation (the "Company")
Del Monte Foods Company
One Market @ The Landmark
San Francisco, CA 94119-3575
Attention: Thomas E. Gibbons, Treasurer

Re: Letter Amendment to Third Amended and Restated Credit Agreement

Ladies and Gentlemen:

Please refer to the Third Amended and Restated Credit Agreement dated as of May 15, 2001 (the "Credit Agreement") among Del Monte Corporation, Del Monte Foods Company, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

The Company has advised the Administrative Agent that certain language in Sections 8.2 and 8.4 of the Credit Agreement compromises the Company's ability under prevailing market conditions to act quickly to either secure Acquisitions or dispose of property (either, a "Transaction"). Specifically, if the Company is to compete successfully for Transactions in the current market, the Company must be able to commit to a Transaction within time frames that make compliance with Section 8.2 or 8.4, as applicable, extremely impractical. Compliance with those sections would be achieved, however, during the interval between commitment and consummation.

Therefore, at the Company's request, the Required Lenders hereby agree that (i) Section 8.2 of the Credit Agreement is hereby amended by deleting the words "or enter into any agreement to do any of the foregoing" from the lead in language to such section and (ii) Section 8.4 of the Credit Agreement is hereby amended by deleting the lead in language to such section and inserting the following in lieu thereof "The Company shall not, and shall not permit any Subsidiary to, purchase or acquire any Capital Stock, equity interest or other obligations or securities of, or any interest in, any other Person, or make any Acquisition, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any other Person, except for".

It is expressly acknowledged by the Company that, were the Company to consummate a Transaction not permitted by Section 8.2 or 8.4 of the Credit Agreement, as amended, such consummation, absent a further amendment of, or waiver with respect to, Section 8.2 or 8.4, as applicable, would constitute an Event of Default under the Credit Agreement. Hence, the Lenders will not surrender any material rights to review the merits of any Transaction not otherwise permitted by Section 8.2 or 8.4, as applicable, of the Credit Agreement prior to the consummation thereof.

This letter is limited to the matters specifically set forth herein and shall not be deemed to constitute a waiver or consent with respect to any other matter whatsoever. The Administrative Agent and the Lenders hereby reserve all of their rights, powers and remedies under the Credit Agreement and applicable law. As amended hereby, the Credit Agreement is ratified and confirmed in all respects.

This letter may be executed in counterparts and by the parties hereto on separate counterparts. This letter shall become effective upon receipt by the Administrative Agent of counterparts hereof (or facsimiles thereof) executed by Parent, the Company and the Required Lenders.

This letter shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Please acknowledge your agreement to the foregoing by signing and returning a counterpart hereof to the Administrative Agent.

Very truly yours,

BANK OF AMERICA, N.A., as Administrative
Agent and as a Lender

By /s/ YOUSUF OMAR
      Managing Director

Accepted and Agreed to
this 6th day of November, 2001

DEL MONTE CORPORATION

By /s/ DAVID L. MEYERS
      Name: David L. Meyers
      Title: EVP, Administration and CFO

DEL MONTE FOODS COMPANY

By /s/ DAVID L. MEYERS
      Name: David L. Meyers
      Title: EVP, Administration and CFO

November 16, 2001

To: Lender Group

Mr. Jon Graves
Del Monte Corporation
Fax: (415) 247-3322

Ref: Del Monte Corporation
        Third Amended and Restated Credit Agreement
        Dated as of May 15, 2001

Bank of America, N.A. as Administrative Agent is pleased to advise you that Del Monte Corporation, Del Monte Foods Company and the Required Lenders have executed today the Letter Agreement dated as of November 6, 2001. The Letter Agreement will become effective as of November 16, 2001.

Kind regards,
Bank of America, N.A.,
as Administrative Agent

/s/ LILIANA CLAAR
Liliana Claar
Vice President
(415) 436-2770